Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces First Quarter 2021 Financial Results

Revenue and Earnings Per Share Exceed Guidance Ranges
Full Year Guidance Increased for Revenue, Earnings Per Share and Free Cash Flow

BEDFORD, Mass, March 25, 2021 (GlobeNewswire) — Progress (NASDAQ: PRGS), the leading provider of products to develop, deploy and manage high-impact business applications, today announced financial results for its fiscal first quarter ended February 28, 2021.

First Quarter 2021 Highlights:

•Revenue of $121.3 million increased 11% year-over-year on an actual currency basis, and 9% on a constant currency basis.
•Non-GAAP revenue of $131.8 million increased 16% on an actual currency basis, and 14% on a constant currency basis.
•Annualized Recurring Revenue (ARR) of $432 million increased 22% year-over-year on a constant currency basis with growth primarily driven by the acquisition of Chef Software.
•Operating margin was 23% and Non-GAAP operating margin was 43%.
•Diluted earnings per share was $0.42 compared to $0.46 in the same quarter last year, a decrease of 9%.
•Non-GAAP diluted earnings per share was $0.95 compared to $0.76 in the same quarter last year, an increase of 25%.

“The first quarter marked an excellent start to 2021 highlighted by better-than-expected growth on both the top and bottom line” said Yogesh Gupta, CEO at Progress. “Our performance was stronger than expected across virtually all product lines and all of our key metrics. I am especially proud of the continued hard work and dedication of our entire organization and our first quarter results position us well as we continue to execute our total growth strategy.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	February 28, 2021	February 29, 2020	% Change	February 28, 2021	February 29, 2020	% Change
Revenue	$121,280	$109,683	11%	$131,784	$113,762	16%
Income from operations	$27,416	$30,712	(11)%	$56,657	$47,973	18%
Operating margin	23%	28%	(500) bps	43%	42%	100 bps
Net income	$18,961	$21,116	(10)%	$42,504	$34,703	22%
Diluted earnings per share	$0.42	$0.46	(9)%	$0.95	$0.76	25%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$44,688	$33,016	35%	$46,515	$33,297	40%
(1)See Legal Notice Regarding Non-GAAP Financial Information

Other fiscal first quarter 2021 metrics and recent results included:

•Cash, cash equivalents and short-term investments were $114.4 million at the end of the quarter;
•DSO was 53 days compared to 49 days in the fiscal first quarter of 2020 and 54 days in the fiscal fourth quarter of 2020;
•Pursuant to the $250 million share authorization by the Board of Directors, Progress repurchased 0.4 million shares for $15.0 million during the first fiscal quarter of 2021. As of February 28, 2021, there was $175.0 million remaining under this authorization; and
•On March 23, 2021, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock that will be paid on June 15, 2021 to shareholders of record as of the close of business on June 1, 2021.

Anthony Folger, CFO, said: “Progress delivered strong financial results across the board in the first quarter, which has given us even greater confidence in our prospects for 2021. The integration of Chef is tracking ahead of plan and Chef’s first full quarter with Progress contributed better than expected performance and helped continue the trend of an increasing mix of revenue being derived from recurring sources.”

Select Performance Metrics:

Management evaluates our financial performance using a number of financial and operating metrics. These metrics are periodically reviewed and revised to reflect changes in our business.

Beginning this period, Progress is providing an ARR performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources has increased in recent years. ARR represents the annualized contract value for all active and contractually binding term-based contracts at the end of a period. ARR includes maintenance, software upgrade rights, public cloud and on-premises subscription-based transactions and managed services. Additional information regarding ARR is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

In addition, Progress is in the process of updating its segments based on changes to how performance is assessed and resources are allocated. Progress expects to begin operating as one distinct segment to align with the way that management internally analyzes the business. Progress previously reported results based on three segments. Progress plans to implement the new segment structure starting with results for the fiscal second quarter ending May 31, 2021.

2021 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2021 and the fiscal second quarter ending May 31, 2021:

	Updated FY 2021 Guidance (March 25, 2021)		FY 2021 Guidance (January 14, 2021)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$493 - $501	$519 - $527	$487 - $495	$513 - $521
Diluted earnings per share	$1.56 - $1.60	$3.38 - $3.42	$1.40 - $1.46	$3.22 - $3.28
Operating margin	20%	38%	19%	37%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$157 - $162	$155 - $160	$151 - $156	$150 - $155
Effective tax rate	21%	20%	21%	20%

Q2 2021 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP
Revenue	$112 - $116	$119 - $123
Diluted earnings per share	$0.25 - $0.27	$0.72 - $0.74

Based on current exchange rates, the expected positive currency translation impact on Progress' fiscal year 2021 business outlook compared to 2020 exchange rates is approximately $5.8 million on GAAP and non-GAAP revenue, and approximately $0.02 on GAAP and non-GAAP diluted earnings per share. The expected positive currency translation impact on Progress' fiscal Q2 2021 business outlook compared to 2020 exchange rates on GAAP and non-GAAP revenue is approximately $2.4 million. The expected positive impact on GAAP and non-GAAP diluted Q2 2021 earnings per share is $0.01. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal first quarter of 2021 at 5:00 p.m. ET on Thursday, March 25, 2021. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 800-367-2403 or 334-777-6978, passcode 3276569. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) Delay or failure to realize the expected synergies and benefits of the Chef acquisition could negatively impact our future results of operations and financial condition; (10) The continuing impact of the coronavirus disease (COVID-19) outbreak on our employees, customers, partners, and the global financial markets could adversely affect our business, results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2020. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) provides the best products to develop, deploy and manage high-impact business applications. Our comprehensive product stack is designed to make technology teams more productive and we have a deep commitment to the developer community, both open source and commercial alike. With Progress, organizations can accelerate the creation and delivery of strategic business applications, automate the process by which apps are configured, deployed and scaled, and make critical data and content more accessible and secure—leading to competitive differentiation and business success. Over 1,700 independent software vendors, 100,000 enterprise customers, and three million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	February 28, 2021	February 29, 2020	% Change
Revenue:
Software licenses	$33,317	$30,629	9%
Maintenance and services	87,963	79,054	11%
Total revenue	121,280	109,683	11%
Costs of revenue:
Cost of software licenses	1,151	1,389	(17)%
Cost of maintenance and services	13,319	11,851	12%
Amortization of acquired intangibles	3,521	1,646	114%
Total costs of revenue	17,991	14,886	21%
Gross profit	103,289	94,797	9%
Operating expenses:
Sales and marketing	29,469	24,198	22%
Product development	24,548	21,654	13%
General and administrative	13,424	12,748	5%
Amortization of acquired intangibles	6,879	4,131	67%
Restructuring expenses	1,157	1,040	11%
Acquisition-related expenses	396	314	26%
Total operating expenses	75,873	64,085	18%
Income from operations	27,416	30,712	(11)%
Other expense, net	(2,652)	(3,397)	22%
Income before income taxes	24,764	27,315	(9)%
Provision for income taxes	5,803	6,199	(6)%
Net income	$18,961	$21,116	(10)%

Earnings per share:
Basic	$0.43	$0.47	(9)%
Diluted	$0.42	$0.46	(9)%
Weighted average shares outstanding:
Basic	44,108	44,897	(2)%
Diluted	44,652	45,515	(2)%

Cash dividends declared per common share	$0.175	$0.165	6%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$392	$319	23%
Sales and marketing	1,503	1,050	43%
Product development	1,919	1,926	—%
General and administrative	2,970	2,756	8%
Total	$6,784	$6,051	12%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	February 28, 2021	November 30, 2020
Assets
Current assets:
Cash, cash equivalents and short-term investments	$114,371	$105,995
Accounts receivable, net	77,573	84,040
Unbilled receivables and contract assets	24,099	24,917
Other current assets	23,266	23,983
Total current assets	239,309	238,935
Property and equipment, net	29,838	29,817
Goodwill and intangible assets, net	694,048	704,473
Right-of-use lease assets	31,265	30,635
Long-term unbilled receivables and contract assets	14,334	17,133
Other assets	18,263	20,789
Total assets	$1,027,057	$1,041,782
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$55,019	$70,899
Current portion of long-term debt, net	20,124	18,242
Short-term operating lease liabilities	7,154	7,015
Short-term deferred revenue	183,443	166,387
Total current liabilities	265,740	262,543
Long-term debt, net	343,758	364,260
Long-term operating lease liabilities	27,342	26,966
Long-term deferred revenue	25,535	26,908
Other long-term liabilities	12,129	15,092
Shareholders’ equity:
Common stock and additional paid-in capital	312,137	306,244
Retained earnings	40,416	39,769
Total shareholders’ equity	352,553	346,013
Total liabilities and shareholders’ equity	$1,027,057	$1,041,782

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(In thousands)	February 28, 2021	February 29, 2020
Cash flows from operating activities:
Net income	$18,961	$21,116
Depreciation and amortization	11,862	7,669
Stock-based compensation	6,784	6,051
Other non-cash adjustments	3,039	5,347
Changes in operating assets and liabilities	4,042	(7,167)
Net cash flows from operating activities	44,688	33,016
Capital expenditures	(1,166)	(1,148)
Issuances of common stock, net of repurchases	(11,515)	(15,755)
Dividend payments to shareholders	(7,854)	(7,468)
Payments of principal on long-term debt	(18,763)	(1,882)
Other	2,986	(3,393)
Net change in cash, cash equivalents and short-term investments	8,376	3,370
Cash, cash equivalents and short-term investments, beginning of period	105,995	173,685
Cash, cash equivalents and short-term investments, end of period	$114,371	$177,055

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	February 28, 2021		February 29, 2020		Non-GAAP
Adjusted revenue:
GAAP revenue	$121,280		$109,683
Acquisition-related revenue(1)	10,504		4,079
Non-GAAP revenue	$131,784	100%	$113,762	100%	16%

Adjusted income from operations:
GAAP income from operations	$27,416	23%	$30,712	28%
Amortization of acquired intangibles	10,400	8%	5,777	5%
Restructuring expenses and other	1,157	1%	1,040	1%
Stock-based compensation	6,784	3%	6,051	4%
Acquisition-related revenue(1) and expenses	10,900	8%	4,393	4%
Non-GAAP income from operations	$56,657	43%	$47,973	42%	18%

Adjusted net income:
GAAP net income	$18,961	16%	$21,116	19%
Amortization of acquired intangibles	10,400	8%	5,777	5%
Restructuring expenses and other	1,157	1%	1,040	1%
Stock-based compensation	6,784	3%	6,051	5%
Acquisition-related revenue(1) and expenses	10,900	8%	4,393	4%
Provision for income taxes	(5,698)	(4)%	(3,674)	(3)%
Non-GAAP net income	$42,504	32%	$34,703	31%	22%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.42		$0.46
Amortization of acquired intangibles	0.23		0.13
Restructuring expenses and other	0.03		0.02
Stock-based compensation	0.16		0.13
Acquisition-related revenue(1) and expenses	0.24		0.10
Provision for income taxes	(0.13)		(0.08)
Non-GAAP diluted earnings per share	$0.95		$0.76		25%

Non-GAAP weighted avg shares outstanding - diluted	44,652		45,515		(2)%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' Application Development and Deployment business segment for Chef and Progress' OpenEdge business segment for Ipswitch.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted Free Cash Flow

(In thousands)	Q1 2021	Q1 2020	% Change
Cash flows from operations	$44,688	$33,016	35%
Purchases of property and equipment	(1,166)	(1,148)	2%
Free cash flow	43,522	31,868	37%
Add back: restructuring payments	2,993	1,429	109%
Adjusted free cash flow	$46,515	$33,297	40%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2021 GUIDANCE
(Unaudited)

Fiscal Year 2021 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2020	November 30, 2021
(In millions)		Low	% Change	High	% Change
GAAP revenue	$442.1	$493.0	12%	$501.0	13%
Acquisition-related adjustments - revenue(1)	14.1	26.0	84%	26.0	84%
Non-GAAP revenue	$456.2	$519.0	14%	$527.0	16%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch and Chef.

Fiscal Year 2021 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2021
(In millions)	Low	High
GAAP income from operations	$99.5	$102.1
GAAP operating margins	20%	20%
Acquisition-related revenue	26.0	26.0
Acquisition-related expense	0.9	0.9
Restructuring expense	1.3	1.3
Stock-based compensation	27.2	27.2
Amortization of acquired intangibles	44.9	44.9
Total adjustments(2)	100.3	100.3
Non-GAAP income from operations	$199.8	$202.4
Non-GAAP operating margin	38%	38%
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Chef and restructuring expenses. The final amounts will not be available until the Company’s internal procedures and reviews are completed.

Fiscal Year 2021 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2021
(In millions, except per share data)	Low	High
GAAP net income	$69.5	$71.5
Adjustments (from previous table)	100.3	100.3
Income tax adjustment(3)	(19.2)	(19.2)
Non-GAAP net income	$150.6	$152.6

GAAP diluted earnings per share	$1.56	$1.60
Non-GAAP diluted earnings per share	$3.38	$3.42

Diluted weighted average shares outstanding	44.6	44.6

(3)Tax adjustment is based on a non-GAAP effective tax rate of approximately 20% for Low and High, calculated as follows:
Non-GAAP income from operations	$199.8	$202.4
Other (expense) income	(11.6)	(11.6)
Non-GAAP income from continuing operations before income taxes	188.2	190.8
Non-GAAP net income	150.6	152.6
Tax provision	$37.6	$38.2
Non-GAAP tax rate	20%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2021 GUIDANCE
(Unaudited)

Fiscal Year 2021 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2021
(In millions)	Low	High
Cash flows from operations (GAAP)	$157	$162
Purchases of property and equipment	(7)	(7)
Add back: restructuring payments	5	5
Adjusted free cash flow (non-GAAP)	$155	$160

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2021 GUIDANCE
(Unaudited)

Q2 2021 Revenue Guidance
	Three Months Ended	Three Months Ending
	May 31, 2020	May 31, 2021
(In millions)		Low	% Change	High	% Change
GAAP revenue	$100.4	$112.3	12%	$116.3	16%
Acquisition-related adjustments - revenue(1)	2.1	6.7	219%	6.7	219%
Non-GAAP revenue	$102.5	$119.0	16%	$123.0	20%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch and Chef.

Q2 2021 Non-GAAP Earnings per Share Guidance
	Three Months Ending May 31, 2021
	Low	High
GAAP diluted earnings per share	$0.25	$0.27
Acquisition-related revenue	0.15	0.15
Acquisition-related expense	0.01	0.01
Stock-based compensation	0.16	0.16
Amortization of acquired intangibles	0.26	0.26
Total adjustments(2)	0.58	0.58
Income tax adjustment	(0.11)	(0.11)
Non-GAAP diluted earnings per share	$0.72	$0.74
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Chef. The final amounts will not be available until the Company’s internal procedures and reviews are completed.